INSIDER TRADING POLICY I. PURPOSE / SCOPE It is the policy of Steven Madden, Ltd. (the “Company”) that each Director of the Company and each Employee of the Company and its subsidiaries comply with all federal and state securities laws and regulations applicable to the purchase and sale of the Company’s securities. II. APPLICABILITY Directors and Employees of the Company and its subsidiaries. The Insider Trading and Confidentiality Policy (the “Insider Trading Policy”) will be made available to all applicable Employees (including non-employee Directors). III. RESTRICTIONS a. No Director or Employee shall purchase, sell, gift or otherwise transfer stock, bonds, options, derivative instruments or other securities of the Company (“SHOO Securities”), or direct others to purchase, sell, gift or otherwise transfer SHOO Securities, if the person is in possession of material information that has not been publicly disclosed. “Material information” has no precise definition; for purposes of the Insider Trading Policy, a broad view of the term should be taken. Generally, “material information” includes any information, positive or negative, that a reasonable person would consider important in determining whether to buy or sell SHOO Securities. Examples include potential business acquisitions or sales of substantial assets; changes in dividend policy or rates; major new products, discoveries or services; significant new contracts or loss of business; significant shifts in operating or financial circumstances, such as changes in debt ratings, changes in earnings or earnings estimates, major write-offs and liquidity problems; significant litigation or investigations by governmental bodies; extraordinary management developments; the establishment of a repurchase program for SHOO Securities; and the possibility of a public offering of SHOO Securities. Information is publicly disclosed if it is contained in a filing with the Securities and Exchange Commission (the “SEC”), has been published in the media or has been the subject of a press release and the public has had sufficient time to absorb it. As a general rule, it would be appropriate to refrain from trading for at least two (2) full trading days after the initial release of information to the public. b. No Director or Employee, while in possession of material, non-public information of the Company’s plans, intentions or actions regarding another corporation, shall purchase, sell, gift or otherwise transfer, or direct others to purchase, sell, gift or otherwise transfer, the securities of that other corporation.

2 c. Directors and Employees shall not engage in any transaction involving a publicly traded put, call or other option on SHOO Securities. Directors and Employees shall not sell any SHOO Securities he/she does not own; i.e., he/she may not “sell short.” d. Directors and Employees may not enter into “derivative” transactions including exchange-traded put or call options. Directors and Employees may not engage in hedging or monetization transactions such as collars or forward sale contracts. e. Directors and the Company’s Chief Executive Officer, Chief Financial Officer, President, Chief Merchandising Officer and any other officers subject to Section 16 of the Exchange Act (collectively, “Section 16 Officers”) may not enter into any transactions that result in pledging or using SHOO Securities as collateral to secure personal loans or other obligations. SHOO Securities may not be held in margin accounts by them. Any exceptions to the anti-pledging policy will be considered only for extraordinary reasons. Requests for exceptions will be considered by the General Counsel, in consultation with the Chief Financial Officer and Chairperson of the Compensation Committee of the Board of Directors. f. No Director, Section 16 Officer, their direct reports, the administrative assistants of all of them, or other person notified in writing by the Company (“Covered Persons”) shall purchase, sell, gift or otherwise transfer SHOO Securities during a no-trade period (“Blackout Period”). Blackout Periods will begin at the end of the last trading day immediately preceding the twentieth (20th) day of the last month of a fiscal quarter and continue three (3) trading days after the Company’s earnings for that quarter are publicly released. If earnings are released before the Nasdaq Stock Market opens, the day of release is the first day “after” release. The Company, as determined and announced to relevant persons by its Chief Financial Officer and/or General Counsel, may also impose special Blackout Periods during which Covered Persons will be prohibited from purchasing, selling, gifting or otherwise transferring SHOO Securities. Covered Persons who are notified by the Chief Financial Officer and/or General Counsel should not disclose to others the fact of such suspension of trading. The purchase of SHOO Securities by way of an exercise of an option granted under the Company’s Option Plans is permitted during a Blackout Period, but the sale or simultaneous purchase and sale of such SHOO Securities is prohibited. g. Covered Persons must seek prior clearance from the General Counsel and/or Chief Financial Officer before any purchase, sale or gift of SHOO Securities. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under applicable federal or state securities laws and regulations. h. Any actions in violation of the Insider Trading Policy may be grounds for appropriate disciplinary action, including termination of employment, and may expose the Director or Employee to civil and criminal liability.

3 i. It is also the policy of the Company that the Company will not engage in transactions in SHOO Securities while aware of material nonpublic information relating to the Company or SHOO Securities. IV. ADDITIONAL RESTRICTIONS AND REPORTING REQUIREMENTS FOR DIRECTORS AND SECTION 16 OFFICERS OF THE COMPANY a. Any advice provided by the General Counsel, Chief Financial Officer or Controller regarding a proposed purchase, sale, gift or other transfer of SHOO Securities will relate solely to pre-clearance and will not constitute legal advice or advice regarding the investment or tax aspects of any transaction. b. Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes certain reporting obligations on Directors and Section 16 Officers, and Section 16(b) provides for strict liability to the Company on the part of Directors and Section 16 Officers for all profits resulting from any purchase and sale, or sale and purchase, of SHOO Securities within a six-month period by such persons. For Section 16(b) purposes, profit is determined by matching the lowest purchase price and the highest selling price within six (6) months. c. Section 16(a) requires Directors and Section 16 Officers to file certain reports regarding their ownership of SHOO Securities with the SEC, the Nasdaq Stock Market and the Company. These reports include: (i) within ten (10) days of election or appointment, a Form 3 stating the Insider’s beneficial ownership of SHOO Securities; (ii) within two (2) business days after there has been a change in his or her beneficial ownership, an insider must file a Form 4 unless the transaction qualifies for deferred reporting by Form 5; and (iii) within forty-five (45) days after the close of the Company’s fiscal year, an insider must file a Form 5 to cover any transactions in SHOO Securities which were eligible for deferred reporting (and not earlier reported on Form 4) and transactions that should have been reported but were not reported on Form 4. The Company must report late and missed filings in its annual proxy statement. d. The General Counsel, Chief Financial Officer and/or Treasurer will file the proper report on behalf of insiders who obtain preclearance of transactions in SHOO Securities and who subsequently notify the General Counsel, Chief Financial Officer and/or Treasurer of the completion of the transaction. Form 4 reports will be posted on the Company’s website by the end of the business day following the Form 4 filing as required by Section 403 of the Sarbanes-Oxley Act of 2002. V. CONFIDENTIALITY AND PROVIDING INFORMATION a. Directors and Employees shall take appropriate measures to restrict access to, and disclosure of material non-public information. In the event a Director or Employee becomes aware of possible insider trading violations by persons under their control,

4 he or she shall contact the General Counsel and/or Chief Financial Officer immediately. b. Consistent with the foregoing, Directors and Employees must not discuss internal matters or developments with anyone outside of the Company (including family members), except as required in the performance of his or her regular duties. This prohibition applies specifically (but not exclusively) to inquiries about the Company that may be made by the financial press, investment analysts or others in the financial community. Unless an individual is expressly authorized to respond to inquiries of this nature, such inquiries should be referred to the Company’s General Counsel or the Company’s Vice President of Corporate Development & Investor Relations. c. Upon request, a Director or Employee must report to the Company’s General Counsel all of his or her transactions in SHOO Securities and certify that all such transactions have been conducted in compliance with the provisions of the Insider Trading Policy. VI. APPROVED 10b5-1 PLANS a. Notwithstanding anything contained in the Insider Trading Policy to the contrary, these trading restrictions do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 under the Exchange Act (an “Approved 10b5-1 Plan”) that meet the following requirements: (i) it has been reviewed and approved by the General Counsel and/or Chief Financial Officer at least five (5) days in advance of being entered into (or, if revised or amended, such proposed revisions or amendments have been reviewed and approved by the General Counsel and/or Chief Financial Officer at least five (5) days in advance of being entered into); (ii) it provides that no trades may occur thereunder until expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(ii)(B), and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the individual. For Directors and Section 16 Officers, the cooling-off period ends on the later of (A) ninety (90) days after adoption or certain modifications of the 10b5-1 plan; or (B) three (3) business days following disclosure of the Company's financial results in a Form 10-Q or Form 10-K for the quarter in which the 10b5-1 plan was adopted (but in any event, the required cooling-off period is subject to a maximum of 120 days after adoption of the 10b5-1 plan). For all other individuals, the cooling-off period ends thirty (30) days after adoption or modification of the 10b5-1 plan. This required cooling-off period will apply to the entry into a new 10b5-1 plan and any revision or modification of a 10b5-1 plan;

5 (iii) it is entered into in good faith by the individual, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, at a time when the individual is not in possession of material nonpublic information about the Company; and, if the individual is a Director or Section 16 Officer, the 10b5-1 plan must include representations by such individual certifying to that effect; (iv) it gives a third party the discretionary authority to execute such purchases and sales, outside the control of the individual, so long as such third party does not possess any material nonpublic information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; and (v) it is the only outstanding Approved 10b5-1 Plan entered into by the individual (subject to the exceptions set out in Rule 10b5-1(c)(ii)(D)). b. No Approved 10b5-1 Plan may be adopted during a Blackout Period. c. If you are considering entering into, modifying or terminating an Approved 10b5- 1 Plan or have any questions regarding Approved Rule 10b5-1 Plans, please contact the General Counsel and/or Chief Financial Officer. You should also consult your own legal and tax advisors before entering into, or modifying or terminating, an Approved 10b5-1 Plan. A trading plan, contract, instruction or arrangement will not qualify as an Approved 10b5-1 Plan without the prior review and approval of the General Counsel and/or Chief Financial Officer as described above. d. Compliance of an Approved Rule 10b5-1 Plan with the terms of Rule 10b5-1 and the execution of transactions pursuant to an Approved Rule 10b5-1 Plan are the sole responsibility of the individual initiating an Approved Rule 10b5-1 Plan. Notwithstanding any review of an Approved Rule 10b5-1 Plan pursuant to this Section VI, none of the Company, the General Counsel, the Chief Financial Officer, the Treasurer or the Company’s other employees assumes any liability for the legality or consequences of an Approved Rule 10b5-1 Plan to the individual adopting an Approved Rule 10b5-1 Plan. VII. INTERPRETATION Any questions regarding the interpretation, scope and application of the policy set forth herein shall be reviewed with the General Counsel and/or Chief Financial Officer. VIII. MISCELLANEOUS a. The General Counsel will conduct a periodic review as necessary to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations.

6 b. The General Counsel shall maintain a record of all complaints, including, but not limited to: (i) substance of complaint; (ii) date of receipt of the complaint; (iii) actions taken to investigate the complaint and the dates on which such actions were taken; (iv) recommendations made in response to the complaint and the date such recommendations were made; and (v) outcome of the investigation into the complaint and the date such determination was made (collectively, the “GC’s Log”). Copies of complaints and the GC’s Log will be maintained for seven (7) years from the date made. c. The Company will not take any inappropriate retaliatory action against any Company Employee with respect to good faith reporting of complaints relating to or arising out of the Insider Trading Policy. * * * * * Last Updated: May 8, 2023